       As filed with the Securities and Exchange Commission on March 5, 1998

                                              REGISTRATION STATEMENT NO. 333-
================================================================================

                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549

                              -------------------------

                                      FORM S-8
                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933

                              -------------------------


                           BAY APARTMENT COMMUNITIES, INC.
               (Exact name of Registrant as specified in its charter)

                 Maryland                                 77-0404318
(State or other jurisdiction of incorporation        (I.R.S. Employer
  or organization)                                    Identification Number)

                       4340 STEVENS CREEK BOULEVARD, SUITE 275
                             SAN JOSE, CALIFORNIA 95129
                                   (408) 983-1500

(Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                          BAY APARTMENT COMMUNITIES, INC. --
                             1994 STOCK INCENTIVE PLAN

                              (Full Title of the Plan)

                              -------------------------

                                  GILBERT M. MEYER
                         CHAIRMAN OF THE BOARD AND PRESIDENT
                           BAY APARTMENT COMMUNITIES, INC.
                       4340 STEVENS CREEK BOULEVARD, SUITE 275
                             SAN JOSE, CALIFORNIA  95129
                                   (408) 983-1500

     (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            ----------------------------

                                   With copies to:
                                DAVID W. WATSON, ESQ.
                            GOODWIN, PROCTER & HOAR LLP
                                   EXCHANGE PLACE
                          BOSTON, MASSACHUSETTS 02109-2881
                                   (617) 570-1000

                            -----------------------------

                           CALCULATION OF REGISTRATION FEE

====================================================================================================================================

    Title of Each Class of       Amount to be         Proposed Maximum                Proposed  Maximum           Amount of
 Securities Being Registered    Registered (1)   Offering Price Per Share         Aggregate Offering Price     Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock,                  480,000 shares            $37.34375(2)                   $17,925,000                 $5,288
$.01 par value

====================================================================================================================================

(1) Plus such additional number of shares as may be required pursuant to the 1994 Stock Incentive Plan in the event of a stock dividend, reverse stock split, split-up, recapitalization or other similar event.

(2) This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended ("the Securities Act"), solely for purposes of determining the registration fee and is based upon the market value of outstanding shares of Bay Apartment Communities, Inc.'s common stock on March 3, 1998, utilizing the average of the high and low sale prices as reported on the New York Stock Exchange.

================================================================================

     This Registration Statement on Form S-8 relates to 480,000 additional shares of common stock, par value $.01 per share (the "Common Stock"), of Bay Apartment Communities, Inc. (the "Company"), which may be issued under the Company's 1994 Stock Incentive Plan, as amended and restated (the "Plan"). The Company hereby incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-16809, filed with the Securities and Exchange Commission (the "Commission") on November 26, 1996, covering an aggregate of 1,520,000 shares of Common Stock.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The Company hereby incorporates by reference the documents listed in (a) through (d) below, which have been previously filed with the Commission.

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

     (b) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1997, June 30, 1997 and September 30, 1997;

     (c)  The Company's (i) Current Report on Form 8-K dated January 21, 1997;
          (ii) Current Report on Form 8-K dated April 18, 1997, as amended by Current Reports on Form 8-K/A dated April 18, 1997, as filed on April 21, 1997 and June 16, 1997, respectively; (iii) Current Report on Form 8-K dated July 25, 1997; (iv) Current Report on Form 8-K dated August 14, 1997; (v) Current Report on Form 8-K dated September 4, 1997; (vi) Current Report on Form 8-K dated September 10, 1997; (vii) Current Report on Form 8-K dated September 23, 1997; (viii) Current Report on Form 8-K dated October 31, 1997; (ix) Current Report on Form 8-K dated December 16, 1997; (x) Current Report on Form 8-K dated December 18, 1997; (xi) Current Report on Form 8-K dated December 18, 1997; and
          (xii) Current Report on Form 8-K dated January 14, 1998;

     (d) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A, filed with the Commission on December 7, 1993, under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any amendments or reports filed for the purpose of updating such description.

     In addition, all documents subsequently filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 8. EXHIBITS.

     The following is a complete list of exhibits filed or incorporated by reference as part of this registration statement.

     5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.
     23.1 Consent of Coopers & Lybrand, L.L.P.
     23.2 Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1 hereto).
     24.1 Powers of Attorney (included on signature page of this registration statement).
     99.1 Bay Apartment Communities, Inc. -- 1994 Stock Incentive Plan, as amended and restated.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 27th day of February, 1998.

                                       BAY APARTMENT COMMUNITIES, INC.


                                       By:  /s/ Gilbert M. Meyer
                                            --------------------
                                            Gilbert M. Meyer
                                            Chairman of the Board and President

                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Gilbert
M. Meyer and Max L. Gardner as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the date indicated.


       SIGNATURE                              CAPACITY                                   DATE


                                    Chairman of the Board, President              February 27, 1998
/s/ Gilbert M. Meyer                and Chief Executive Officer
-----------------------------       (Principal Executive Officer)
    GILBERT M. MEYER



/s/ Max L. Gardner                  Executive Vice President,
-----------------------------       Chief Operating Officer and                   February 27, 1998
    MAX L. GARDNER                  Director



/s/ Bruce A. Choate                 Director                                      February 27, 1998
-----------------------------
    BRUCE A. CHOATE



/s/ Brenda J. Mixson                Director                                      February 27, 1998
-----------------------------
    BRENDA J. MIXSON



/s/ Thomas H. Nielsen               Director                                      February 27, 1998
-----------------------------
    THOMAS H. NIELSEN



/s/ John J. Healy, Jr.              Director                                      February 27, 1998
-----------------------------
    JOHN J. HEALY, JR.



/s/ Jeffrey B. Van Horn             Vice President, Chief Financial Officer,      February 27, 1998
-----------------------------       Secretary and Treasurer
    JEFFREY B. VAN HORN             (Principal Financial and Accounting Officer)



                                  EXHIBIT INDEX

  EXHIBIT NO.                     DESCRIPTION

     5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.

     23.1 Consent of Coopers & Lybrand, L.L.P.

     23.2 Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1 hereto).

     24.1 Powers of Attorney (included on signature page of this registration statement).

     99.1 Bay Apartment Communities, Inc. -- 1994 Stock Incentive Plan, as amended and restated.